Exhibit 10.6

EXECUTION VERSION

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

December 30, 2021

Principal Amount: Up to $1,000,000.00

Compass Digital Acquisition Corp., a Cayman Islands exempted company (“Maker”), promises to pay to the order of YAS International, LLC (d/b/a Gupta Capital Group), or its registered assigns or successors in interest or order (“Payee”), the principal sum of up to One Million Dollars ($1,000,000.00) in lawful money of the United States of America, on the terms and conditions described below.

All payments on this Note (unless the full principal is converted pursuant to Section 14 below) shall be made by check or wire transfer of immediately available funds to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.

Repayment. The principal balance of this Note shall be payable on the earliest to occur of (i) the date on which Maker consummates its initial business combination and (ii) the date that the winding up of Maker is effective (such date, the “Maturity Date”). The principal balance may be prepaid at any time, at the election of Maker.

2.	Interest. This Note shall be non-interest bearing.

3.

Drawdown Requests. Payee shall fund up to One Million Dollars ($1,000,000.00) for working capital expenditures prior to Maker’s consummation of an initial business combination. The principal of this Note may be drawn down from time to time until the date on which Maker consummates its initial business combination, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must be in multiples of not less than Ten Thousand Dollars ($10,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than forty-eight (48) hours after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note shall not exceed One Million Dollars ($1,000,000.00). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. Except as set forth herein, no fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. Notwithstanding the foregoing, Maker shall be entitled to, and Payee shall fund, without any action on the part of Maker, a monthly drawdown in the amount of Thirty Thousand Dollars ($30,000.00) within the first week of each month beginning on the first day of the calendar month following the execution of this Note (the “Automatic Drawdown”). Such Automatic Drawdowns shall continue until the earlier of (i) the date on which Maker consummates its initial business combination, (ii) an Automatic Drawdown would exceed One Million Dollars ($1,000,000.00), or (iii) Maker and Payee mutually agree in a signed writing to cease such Automatic Drawdowns.

4.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b)	Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)

Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

5.	Remedies.

(a)

Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)

Upon the occurrence of an Event of Default specified in Sections 4(b) and 5(c) hereof, the unpaid principal balance of this Note and all other amounts payable hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

(c)

Notwithstanding anything to the contrary herein, upon the occurrence of an Event of Default, the remedies of the Payee shall be solely as set forth in this Section 5 and in no event shall the Payee be entitled to any other relief or remedy, including, without limitation, any right to receive money damages or equitable relief. The Payee expressly acknowledges and agrees that in the event a winding up of the Maker prior to an initial business combination results in the occurrence of the Maturity Date pursuant to clause (ii) of the definition thereof, and the amount of cash held by the Maker outside the Trust Account as of such Maturity Date (the “Available Amount”) is less than the outstanding unpaid principal amount of this Note as of the Maturity Date, then notwithstanding anything to the contrary herein, the Payee shall only be entitled to receive the Available Amount, the payment of which by the Maker to the Payee in accordance with the terms of this Note shall fully satisfy and discharge all obligations of the Maker hereunder.

6.

Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7.

No Recourse. Nothing in this Note shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Note or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Note shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees. Notwithstanding anything that may be expressed or implied in this Note, this Note may only be enforced against the entities that are expressly identified herein as parties to this Note, and no affiliates, officers, directors, employees or other related parties of a party (the “Related Parties”) or any other person shall have any liability for any liabilities or obligations of the parties for any legal proceeding (whether in tort, contract or otherwise) for breach of this Note or in respect of any oral representations made or alleged to be made in connection herewith. No party shall have any right of recovery in respect hereof against any Related Party of a party and no personal liability shall attach to any Related Party of a party through such party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any legal requirement or otherwise. The provisions of this Section 7 are intended to be for the benefit of, and enforceable by the Related Parties of the parties and each such person shall be a third-party beneficiary of this Section 7. This Section 7 shall be binding on all successors and assigns of parties.

8.

Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery, if sent by an overnight courier service or five (5) days after mailing, if sent by mail.

9.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

10.

Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.

Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any claim in or to any distribution of or from the trust account (the “Trust Account”) established in connection with Maker’s initial public offering (the “IPO”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim against the Trust Account for any reason whatsoever; provided, however, that upon the consummation of the initial business combination, Maker may repay the principal balance of this Note out of the proceeds released to Maker from the Trust Account.

12.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

13.

Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

14.	Conversion.

(a)

Notwithstanding anything contained in this Note to the contrary, at Payee’s option, at any time prior to payment in full of the principal balance of this Note, Payee may elect to convert all or any portion of the unpaid principal balance of this Note into that number of warrants to purchase one share of Class A Common Stock, $0.0001 par value per share, of the Maker (the “Working Capital Warrants”) equal to the principal amount of the Note so converted divided by One Dollar Fifty Cents ($1.50). The Working Capital Warrants shall be identical to the warrants issued by the Maker to the Payee in a private placement at the time of the Maker’s initial public offering and shall serve as full and complete satisfaction of any and all liabilities and obligations of the Maker pursuant to this Note. The Working Capital Warrants and their underlying securities, and any other equity security of Maker issued or issuable with respect to the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization, shall be entitled to the registration rights set forth in Section 15 hereof.

(b)

Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Working Capital Warrants, (iii) Maker shall promptly deliver a new duly executed Note to Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall, at the direction of Payee, deliver to Payee (or its members or their respective affiliates or their designees) (Payee or such other persons, the “Holders”) the Working Capital Warrants, which shall bear such legends as are required, in the opinion of counsel to Maker, by any other agreement between Maker and Payee or the applicable state and federal securities laws.

(c)

The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Working Capital Warrants upon conversion of this Note pursuant hereto; provided, however, that the Holders shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

(d)

The Working Capital Warrants shall not be issued upon conversion of this Note unless (i) such issuance and such conversion comply with all applicable provisions of law and (ii) the holder thereof shall have complied with Section 15(b) of this Note.

15.	Letter Agreement; Registration Rights.

(a)

Reference is made to (i) that certain Letter Agreement between Maker and the parties thereto, dated as of October 14, 2021 (as the same may be amended and/or restated, the “Letter Agreement”), and (ii) that certain Registration Rights Agreement between Maker and the parties thereto, dated as of October 14, 2021 (as the same may be amended and/or restated, the “Registration Rights Agreement”).

(b)

The Working Capital Warrants shall (i) be considered “Registrable Securities” for all purposes under the Registration Rights Agreement and (ii) shall be subject in all respects to the transfer restrictions and other terms and obligations set forth in the Letter Agreement. Payee, and any permitted transferee thereof, to the extent not already party to the Letter Agreement and/or the Registration Rights Agreement, shall execute a joinder thereto in form and substance reasonably acceptable to Maker (a “Joinder”), agreeing to be bound by (i) all of the terms and conditions of the Letter Agreement applicable to the “Sponsor” thereunder, and (ii) all of the terms and conditions of the Registration Rights Agreement as a “Holder” thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

COMPASS DIGITAL ACQUISITION CORP.

By:	/s/ Abidali Neemuchwala
Name:	Abidali Neemuchwala
Title:	Chief Executive Officer

Accepted and agreed this 30 day of December, 2021

YAS INTERNATIONAL, LLC

By:	/s/ Satish Gupta
Name:	Satish Gupta
Title:	Manager

[Signature Page to Promissory Note]

DRAWDOWN REQUEST

December 30, 2021

COMPASS DIGITAL ACQUISITION CORP.

as Payee under that certain

Promissory Note referred to below

3626 N Hall St, Suite 910

Dallas, Texas 75219

Ladies and Gentlemen:

The undersigned (the “Maker”), refers to the Promissory Note, dated as of December 30, 2021 (as amended, restated, modified and/or supplemented from time to time, the “Promissory Note”), made by the Maker in favor of YAS International, LLC (d/b/a Gupta Capital Group), and hereby gives you notice, irrevocably, pursuant to Section 3 of the Promissory Note, that the undersigned hereby requests a drawdown under the Promissory Note, and in that connection sets forth below the information relating to such borrowing (the “Borrowing”):

(i)	The business day of the Borrowing is December 30, 2021.

(ii)	The aggregate principal amount of the Borrowing is $60,000.00.

(iii)	The proceeds from the Borrowing will be used as set forth in Section 3 of the Promissory Note.

The undersigned certifies that no Event of Default (as defined in the Promissory Note) has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds thereof.

IN WITNESS WHEREOF, the undersigned hereby has executed this Drawdown Request as of the date first written above.

Very truly yours,

COMPASS DIGITAL ACQUISITION CORP.

By:
Name:	Abidali Neemuchwala
Title:	Chief Executive Officer